                                                                   EXHIBIT 10.23


                       [Bankers Trust Company Letterhead]



July 1, 1996

Acme Alabama, Inc.
Acme Dixie Inc.
Acme Duval Inc.
Acme Rents, Inc.
RSC Acquisition Corp.
RSC Holdings, Inc.
The Air & Pump Company
Walker Jones Equipment, Inc.
c/o Rental Service Corporation
14505 Hayden Road, #322
Scottsdale, Arizona 85260

RE:  PROPOSED AMENDMENT AND RESTATEMENT OF CREDIT AGREEMENT

Gentlemen:

Reference is hereby made to that certain Credit Agreement dated as of September 12, 1995, as amended by the First Amendment to Credit Agreement dated as September 26, 1995 and the Second Amendment dated as of December 21, 1995 (as so amended, and as further amended, supplemented or modified from time to time through the date hereof, the "Credit Agreement") among Acme Alabama, Inc., Acme Dixie Inc., Acme Duval Inc., Acme Rents, Inc., The Air & Pump Company and Walker Jones Equipment, Inc. (collectively, the "Borrowers"), RSC Acquisition Corp. and RSC Holdings, Inc. (together with the Borrowers, the "Credit Parties"), each financial institution identified on Annex I thereto (together with its successors and permitted assigns pursuant to Section 12.8 thereof, a "Lender"), the Issuing Bank and BT Commercial Corporation ("BTCC") acting as agent for the Lenders and the Issuing Bank (in such capacity, together with any successor agent appointed pursuant to Section 11.8 thereof, the "Agent"). Undefined capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement.

BTCC understands from discussions with representatives of the Credit Parties and Brentwood Associates ("Brentwood") that certain shareholders of Rental Service Corporation (the "Company") plan to sell and the Company plans to issue in a public offering up to 5,750,000 shares in the aggregate of the Company's common stock (the "Offering"), as more particularly set forth in the Registration Statement filed with the Commission on June 13,

Acme Alabama, Inc. et al.
July 1, 1996
Page 2

1996 (the "Registration Statement"), resulting in net proceeds in an aggregate amount sufficient to redeem all outstanding AAHC Preferred Stock, repay in full all of the Company's Indebtedness and other obligations under the Citicorp Documents and repay at least $10,000,000 in principal amount of outstanding Loans under the Credit Agreement (collectively, the "Offering"). In connection with the Offering, the Credit Parties have requested an amendment and restatement of the Credit Agreement increasing the total Commitments thereunder by $30,000,000 to $125,000,000 (such increase being referred to as the "Incremental Commitment") and incorporating, among others, the terms and conditions set forth on the preliminary term sheet attached hereto and made a part hereof (the "Term Sheet"). Such an amendment and restatement, containing such terms and conditions and in form and substance acceptable to the Credit Parties, the Agent and the Lenders is referred to herein as the "Restated Credit Agreement."

Based upon our preliminary review of the information which the Credit Parties have provided to us, BTCC, in its capacity as a Lender under the Credit Agreement, is pleased to confirm that it is willing to provide the Incremental Commitment upon the effectiveness of the Restated Credit Agreement and also hereby commits to purchase (at no more than par value) from one or more of the other Lenders, upon the effectiveness of the Restated Credit Agreement, up to $30,000,000 in the aggregate of the Commitments of such Lenders in the event any such Lender does not desire to continue to provide financing to the Borrowers under the Restated Credit Agreement (the "Backstop Commitment"). BTCC's commitment to provide the Incremental Commitment and the Backstop Commitment is also subject to the satisfaction of all the conditions set forth herein, in the Term Sheet and in the Restated Credit Agreement, including, without limitation, satisfactory completion of BTCC's review of the information and projections referred to in the next succeeding paragraph. BTCC's willingness to commit to provide the Incremental Commitment and the Backstop Commitment is subject to its satisfactory completion of such review and its continuing satisfaction therewith.

BTCC, as Agent, will structure the Restated Credit Agreement and use its best efforts to obtain approval thereof from the other Lenders. The Credit Parties hereby agree to provide the Agent and the other Lenders, promptly upon request, with all information reasonably deemed necessary by them to evaluate the Offering, the Incremental Commitment, the Backstop Commitment and the other terms of the Restated Credit Agreement, including, without limitation, information and projections prepared by the Credit Parties or their advisors relating to the transactions described herein, all as reasonably requested by the Agent. Each of the Credit Parties further agrees to use its reasonable best efforts to make the appropriate officers and representatives thereof available to participate in information meetings for the Lenders at times and places as the Agent may reasonably request.

Each of the Credit Parties represents and warrants that (a) all factual information which has been or is hereafter made available in writing to the Agent or any Lender by any Credit Party or any of their respective representatives in connection with the transactions

Acme Alabama, Inc. et al.
July 1, 1996
Page 3

contemplated hereby is and will be true and accurate in all material respects on the date as of which such information is made available and not incomplete by omitting to state any material fact necessary in order to make such information not misleading at such time, and (b) all financial projections that have been or will hereafter be prepared by the Credit Parties and made available to the Agent or any Lender and the assumptions applicable thereto (which shall be stated therein) are reasonable based on the information available to the Credit Parties at the time so furnished. In arranging and structuring the Restated Credit Agreement, the Incremental Commitment and the Backstop Commitment the Agent may be using and relying on such information and projections without independent verification thereof.

Each of the Credit Parties agrees that any and all information, materials or analysis furnished to us, or developed by us, in connection with the review described herein or in arranging and structuring the Restated Credit Agreement, including, without limitation, information bearing on the creditworthiness of any of the Credit Parties or their Affiliates (collectively, "Information"), may be shared by us with the other Lenders and our Affiliates, including, without limitation, Bankers Trust Company and BT Securities Corporation (collectively "BT Affiliates") provided that none of such Information shall be used in any manner which would violate applicable law, and all such Information shall be subject to the confidentiality provisions of the Credit Agreement, to the extent applicable thereto. Each of the Credit Parties also confirms that it has no objection to discussions between our personnel and the personnel of the other Lenders or the BT Affiliates concerning any Credit Party or any Affiliate of any Credit Party, the Information, the proposed Restated Credit Agreement, or any other potential transaction between any Credit Party or BTCC, any Lender or any BT Affiliate.

In addition to the fees described in the fee letter of even date herewith (the "Fee Letter"), upon the effectiveness of the Restated Credit Agreement, the Borrowers shall pay to BTCC, as Agent, an amendment fee (the "Amendment Fee") equal to $285,000. BTCC may, in its discretion, allocate to the Lenders portions of the Amendment Fee and portions of any fees payable to BTCC in connection with the Incremental Commitment. Each of the Credit Parties agrees that no Lender will receive from Brentwood, the Company, any Credit Party or any of their respective Affiliates any compensation of any kind for its agreement to the terms and conditions of the Restated Credit Agreement or its participation in the Incremental Commitment except as expressly provided for in this letter or in the Fee Letter. BTCC's commitment to provide the Incremental Commitment and the Backstop Commitment is further subject to there not having occurred and being continuing a material adverse change in financial, banking or capital market conditions generally since the date hereof that, in the sole judgment of BTCC, would substantially impair the subsequent marketability of all or any portion of the Incremental Commitment or the Commitments ultimately purchased and assumed by BTCC from the other Lenders. In addition, in the event that: (i) prior to the execution and delivery of definitive documentation with respect to the Restated Credit Agreement, BTCC becomes aware of information, or an event occurs, which BTCC

Acme Alabama, Inc. et al.
July 1, 1996
Page 4

reasonably believes is reasonably likely to have a Material Adverse Effect or (ii) the Credit Parties do not, for any reason other than a cancellation by BTCC of its commitment pursuant to the foregoing clause (i), execute and deliver the definitive documentation with respect to the Restated Credit Agreement on or before September 30, 1996, then BTCC may, in its sole and absolute discretion, terminate all of its obligations hereunder.

The commitment of BTCC hereunder is also subject to negotiation and execution of the Restated Credit Agreement and other amendments to the Credit Documents (the Credit Documents, as amended by such amendments, collectively, the "Amended Credit Documents") in form and substance satisfactory to the Credit Parties, the Agent, the Lenders and their respective counsel. Whether or not the Amended Credit Documents are executed (including, by reason of the failure to receive approval of each Lender (other than BTCC)), each of the Credit Parties agrees as follows:

(a) to promptly reimburse BTCC for all reasonable costs and expenses including, without limitation, (i) the fees, disbursements and other reasonable charges of attorneys and paralegals, (ii) reasonable out-of-pocket expenses of BTCC personnel and (iii) all other fees and expenses incurred by BTCC in connection with (x) the arrangement, structuring, negotiation, preparation, review, execution, delivery, collection and enforcement of this Commitment Letter, the Fee Letter and the Amended Credit Documents and (y) the completion of the information review described herein;

(b) to indemnify and hold harmless BTCC, each Lender and each of their respective Affiliates (other than Affiliates of BTCC or any Lender who have been engaged by the Company with respect to the Offering), and each director, officer, agent, counsel and employee thereof (each an "Indemnified Person") from and against all losses, claims, damages, costs and other expenses ("Losses") to which any of them may become subject arising out of or relating to this Commitment Letter, the Amended Credit Documents, the Offering or any other transaction contemplated hereby or thereby except for any such Losses caused by the gross negligence or willful misconduct of such Indemnified Person, and to reimburse BTCC and each other Indemnified Person for any reasonable expenses (including the fees, disbursements and other charges of attorneys and paralegals) incurred in connection with the investigation of, preparation for or defense of any actual or threatened claim, action or proceeding arising therefrom (including any such costs of responding to discovery requests or subpoenas), regardless of whether BTCC or such Indemnified Person is a party thereto; and

(c) that neither the Agent nor any Lender shall be liable under this Commitment Letter or the Amended Credit Documents or any other transaction contemplated hereby or thereby or in respect of any act, omission or event relating to the Offering or the Amended Credit Documents, on any theory of liability, for any punitive, special, indirect or consequential damages.

Acme Alabama, Inc. et al.
July 1, 1996
Page 5

The contents of this Commitment Letter and the Fee Letter are confidential.
None of the Credit Parties will show, circulate or otherwise disclose them or their contents to any other Person (other than the Company, Brentwood, Affiliates of Brentwood and the officers, employees, attorneys and advisors of the respective Credit Parties, on a confidential basis, as necessary, in connection with the evaluation of the terms and conditions set forth herein and therein, who shall agree to maintain their confidentiality) without our prior written consent; and none of the Credit Parties will file any of them or disclose their contents in any filing with any Governmental Authority, unless prior to the filing the Credit Parties have formally accepted this Commitment Letter, as provided herein. This Commitment Letter and the Fee Letter may not be assigned by any Credit Party without the prior written consent of BTCC, and the undertakings by BTCC herein and therein are made solely for the benefit of the Credit Parties and may not be relied upon or enforced by any other Person. If the Commitment Letter is not accepted by the Credit Parties, the Credit Parties will immediately return to us the originals and copies of the Commitment Letter and the Fee Letter and any summaries thereof which the Credit Parties or their respective advisors may have created. If the Commitment Letter and Fee Letter are accepted by the Credit Parties and the Credit Parties have complied with the terms hereof and thereof, the Company and the Credit Parties may thereafter disclose the information contained in only the Commitment Letter as they deem required by law or appropriate to facilitate the Offering. Prior to acceptance, any disclosure by any Credit Party in violation hereof shall be deemed to constitute the Credit Parties' acceptance of this Commitment Letter and the Fee Letter.

Each of the Credit Parties hereby acknowledges and confirms that BTCC (i) has not required, endorsed or recommended the initiation or consummation of the Offering, (ii) is not doing so by issuing this Commitment Letter and (iii) has not made and is not making any representation to any Person with respect thereto. BTCC's commitment to provide the Incremental Commitment and the Backstop Commitment on the terms and conditions set forth in this Commitment Letter is specifically contingent upon the execution and delivery of this Commitment Letter and the Fee Letter and the satisfaction of all of the other conditions referred to as conditions to the Incremental Commitment, the Backstop Commitment and the Restated Credit Agreement. BTCC's commitment to provide the Incremental Commitment and the Backstop Commitment pursuant to the terms of this Commitment Letter will expire at 5:00 p.m. Los Angeles, California time, July 17, 1996 unless on or before that time this Commitment Letter and the Fee Letter have been duly executed and delivered to BTCC and all fees payable at the time of the Credit Parties' execution and delivery of the Commitment Letter and Fee Letter have been paid. In addition and in any event, BTCC's commitment hereunder will expire (i) if any fees or other amounts payable to BTCC hereunder, under the Fee Letter or the Credit Documents are not paid when due and (ii) on September 30, 1996, unless extended by mutual agreement, if the Restated Credit Agreement shall not have been executed by the Credit Parties, the Agent and the Lenders by that date.

Acme Alabama, Inc. et al.
July 1, 1996
Page 6

This Commitment Letter may be executed in counterparts which, when taken together, shall constitute an original. This Commitment Letter shall be governed by and construed in accordance with the laws of the State of New York.

Please indicate your acceptance of and agreement to the foregoing by signing and returning the enclosed copies of this Commitment Letter and the Fee Letter to BT Commercial Corporation, 300 S. Grand Avenue, 41st Floor, Los Angeles, CA 90071
Attention: Richard Faulkner.

                         Very truly yours,

                         BT COMMERCIAL CORPORATION



                         By:      /s/  ALBERT SUN
                                --------------------------------
                            Name:   Albert Sun
                            Title:  Vice President



Accepted and agreed this
/16/ day of July, 1996
- ----

ACME ALABAMA, INC.
ACME DIXIE INC.
ACME DUVAL INC.
ACME RENTS, INC.
RSC ACQUISITION CORP.
RSC HOLDINGS, INC.
THE AIR & PUMP COMPANY
WALKER JONES EQUIPMENT, INC.



By:     /s/  DOUGLAS A. WAUGAMAN
      ------------------------------------
  Name:   Douglas A. Waugaman
  Title:  V.P. Secretary

                             PRELIMINARY TERM SHEET
                             ----------------------
                                  JULY 1, 1996

                               ACME ALABAMA, INC.
                                ACME DIXIE INC.
                                ACME DUVAL INC.
                                ACME RENTS, INC.
                             RSC ACQUISITION CORP.
                               RSC HOLDINGS, INC.
                             THE AIR & PUMP COMPANY
                          WALKER JONES EQUIPMENT, INC.

                 AMENDMENT AND RESTATEMENT OF CREDIT AGREEMENT


          This Preliminary Term Sheet outlines the principal terms of a proposed amendment and restatement (the "Restated Credit Agreement") of that certain Credit Agreement dated as of September 12, 1995, as amended by the First Amendment to Credit Agreement dated as September 26, 1995 and the Second Amendment dated as of December 21, 1995 (as so amended, and as further amended, supplemented or modified from time to time through the date hereof, the "Credit Agreement") among Acme Alabama, Inc., Acme Dixie Inc., Acme Duval Inc., Acme Rents, Inc., The Air & Pump Company and Walker Jones Equipment, Inc. (collectively, the "Borrowers"), RSC Acquisition Corp. and RSC Holdings, Inc. (collectively, the "Parent Guarantors" and, together with the Borrowers, the "Credit Parties"), each financial institution identified on Annex I thereto (together with its successors and permitted assigns pursuant to Section 12.8 thereof, a "Lender"), the Issuing Bank and BT Commercial Corporation ("BTCC") acting as agent for the Lenders and the Issuing Bank (in such capacity, together with any successor agent appointed pursuant to Section 11.8 thereof, the "Agent"). The proposed Restated Credit Agreement would provide, among other things, for an increase and extension of the revolving credit facility on substantially the terms as stated in the Credit Agreement and otherwise as stated below.

          This Preliminary Term Sheet is part of and subject to the Commitment Letter dated July 1, 1996, addressed to the Credit Parties by BTCC (the "Commitment Letter"). Capitalized terms used but not otherwise defined in this Preliminary Term Sheet shall have the meanings attributed to them in the Commitment Letter and, if not defined herein or therein, in the Credit Agreement.

I.  PROPOSED AMENDMENTS TO CREDIT AGREEMENT.
    ---------------------------------------

     INCREMENTAL
     COMMITMENT:         The aggregate total Commitments of the Lenders will be
                         increased by $30,000,000 (the "Incremental Commitment") to $125,000,000. BTCC, in its capacity as a Lender, has agreed to provide the entire Incremental Commitment.
                         The Commitment of any other Lender will be increased
                         (thereby reducing the amount of the

                         Incremental Commitment to be provided by BTCC) only upon the agreement of such Lender.

     RENTAL SERVICE
     CORPORATION:        Rental Service Corporation (the "Company") will become
                         a party to the Credit Agreement as a Parent Guarantor and will become a party to all other Credit Documents to which the existing Parent Guarantors are parties on substantially the same terms as the Parent Guarantors.

     CHANGE
     OF CONTROL:         The definition of Change of Control will be amended to
                         include the occurrence of one or more of the following events:

                         (a) To the extent that Brentwood RSC Partners, L.P. is required to be the beneficial owner of any of the
                              Voting Power under clause (b) below, Brentwood RSC
                                                 ----------
                              Partners, L.P. shall cease to be managed by one or
                              more members of Brentwood Associates;

                         (b) Brentwood RSC Partners, L.P. shall cease to be the legal and beneficial owner of at least 35% of the Voting Power; provided, however, that after the
                                            --------  -------
                              date of the Company's initial public offering of equity securities (the "IPO"), it shall not be a Change of Control if (i) the "Average Market Capitalization" (as defined below) of the Company for the ninety day period ending on the date of determination (as shown on an officer's certificate delivered to the Agent and the Lenders, together with supporting calculations in reasonable detail), is no less than one hundred twenty five million dollars ($125,000,000) and
                              (ii) Brentwood RSC Partners, L.P. shall be the legal and beneficial owner of at least the percentage of the Voting Power set out below opposite the applicable period following the IPO:


                                                            Minimum
                                 Applicable               Percentage of
                                   Period                  Voting Power
                                 ---------                --------------
                                 More than 90 (and                   30%
                                 not more than 180)
                                 days after the IPO

                                 More than 180 (and                  20%
                                 not more than 365)
                                 days after the IPO

                                 More than 365 (and                  10%
                                 not more than 548)
                                 days after the IPO

                                 More than 548 (and                   5%
                                 not more than 730)
                                 days after the IPO

                                 More than 730 days                   0%
                                 after the IPO




                                 The officer's certificate described above shall not be delivered at any time a Default or Event of Default has occurred and is continuing and, notwithstanding the proper delivery of any such officer's certificate, no sale, transfer or other disposition of the Voting Power resulting in Brentwood RSC Partners, L.P. ceasing to be the legal and beneficial owner of the required percentage of the Voting Power in effect immediately prior to the delivery of such officer's certificate shall occur at any time a Default or Event of Default has occurred and is continuing.

                                 "Average Market Capitalization" means, for any period, an amount equal to (i) the sum of the products, for each Business Day during such period, of (A) the number of issued and outstanding shares of the Company's common stock on such Business Day, multiplied by (B)
                                                             -------------
                                 the "Closing Price" (as defined below) of the Company's common stock on such Business Day, divided by (ii) the number of Business Days in
                                 ----------
                                 such period.

                              "Closing Price" means, with respect to the Company's common stock on any Business Day, the closing sale price regular way on such Business Day or, in case no such sale takes place on such Business Day, the average of the reported closing bid and asked prices, regular way, in each case on the Nasdaq National Market, or, if such common stock is not listed or admitted to trading on such exchange, on the principal national security exchange or quotation system on which such common stock is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such common stock on the over-the-counter market on the Business Day in question as reported by the National Quotation Bureau Incorporated, or another reporting service acceptable to the Agent and the Lenders, or if not so available, in such manner as furnished by any Nasdaq National Market member firm selected by the Company for such purpose and which is acceptable to the Agent and the Lenders.

                         (c) Any Person or group (within the meaning of Rule 13d-5, as in effect on the Closing Date, under the Securities Exchange Act of 1934, as amended) shall be the beneficial owner of more than 30% of the Voting Power;

                         (d) During any period of 12 consecutive calendar months ending after the Restated Credit Agreement Effective Date (as defined below), individuals who at the beginning of any such 12-month period constituted the board of directors of the Company (together with any new directors whose election by such board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease for any reason to constitute a majority of the board of directors of the Company then in office; or

                         (e) The Company shall cease to be the legal and beneficial owner, directly or indirectly, of all of the issued and outstanding capital stock of any Credit Party, except to the extent that the capital stock of a Borrower may be sold in a transaction permitted under this Credit Agreement.

     MATURITY DATE:      The Expiration Date will be extended to the date which
                         is five (5) years from the Restated Credit Agreement
                         Effective Date. The extension option under Section 4.9 of the Credit Agreement will be deleted.

     INTEREST RATE:      Interest on Prime Rate Loans will be payable at a per
                                                                           ---
                         annum rate equal to the Prime Lending Rate plus a
                         -----                                      ----
                         margin (the "Applicable Prime Rate Margin").  Interest
                         on Eurodollar Rate Loans will be payable at a per annum
                                                                       --- -----
                         rate equal to the Adjusted Eurodollar Rate plus a
                                                                    ----
                         margin (the "Applicable Eurodollar Rate Margin" and, together with the Applicable Prime Rate Margin, the "Applicable Margins"). The Applicable Margins shall be calculated as follows:

                         (a) from the Restated Credit Agreement Effective Date until the first anniversary thereof, the Applicable Eurodollar Rate Margin will be a per
                                                                          ---
                              annum rate equal to 2.50% and the Applicable Prime
                              -----
                              Rate Margin will be a per annum rate equal to
                                                    --- -----
                              1.00%; provided, however, that if the Interest
                                     --------  -------
                              Coverage Ratio for the twelve-month periods ending on each of the two (2) most recent Quarterly Determination Dates (as shown on the quarterly Compliance Certificates delivered pursuant to
                              Section 7.1(c) of the Credit Agreement) is within the ranges set out below and no Default or Event of Default exists as of either such Quarterly Determination Date, the Applicable Margins shall be the per annum rates set out opposite such range
                                     --- -----
                              below:


                                                      Applicable    Applicable
                                Interest              Eurodollar    Prime Rate
                              Coverage Ratio          Rate Margin     Margin
                              --------------          -----------   ----------
                              Greater than 3.5:1         2.25%         0.75%
                              Greater than 4.0:1         2.00%         0.50%


                         (b) from and after the first anniversary of the Restated Credit Agreement Effective Date, the Applicable Eurodollar Rate Margin will be a per
                                                                          ---
                              annum rate equal to 2.75% and the Applicable Prime
                              -----
                              Rate Margin will be a per annum rate equal to
                                                    --- -----
                              1.25%; provided, however, that if the Interest
                                     --------  -------
                              Coverage Ratio for the twelve-month periods ending on each of the two (2) most recent Quarterly Determination Dates (as shown on the quarterly Compliance Certificates delivered pursuant to
                              Section 7.1(c) of the Credit Agreement) is within the ranges set out below and no Default or Event of Default exists as of either such Quarterly Determination Date, the Applicable Margins shall be the per annum rates set out opposite such range
                                     --- -----
                              below:


                                                       Applicable    Applicable
                                 Interest              Eurodollar    Prime Rate
                              Coverage Ratio          Rate Margin      Margin
                              --------------          -----------    ----------
                              Greater than 3.0:1        2.50%          1.00%
                              Greater than 3.5:1        2.25%          0.75%
                              Greater than 4.0:1        2.00%          0.50%

                         In the event of the delivery of a Compliance
                         Certificate showing an increase or decrease in the Interest Coverage Ratio requiring a change in the Applicable Margins, such change in the Applicable Margins shall become effective on the March 1, June 1, September 1 or December 1, as applicable, immediately following receipt of such Compliance Certificate. Such change shall be effective for a ninety (90) day period. The failure to deliver any Compliance Certificate by the date required under the Credit Agreement (after giving effect to any applicable grace period) will automatically cause the Applicable Margins to be the maximum per annum rates for the periods described in clauses (a) and (b) above, as applicable, effective
                         -----------     ---
                         as of the first day of the fiscal quarter immediately following the date on which the delivery of the Compliance Certificate was otherwise required.

                         The maximum number of Eurodollar Rate Loans permitted to be outstanding pursuant to Section 4.14(c)(v) of the Credit Agreement shall be increased to four for each Borrower and twenty-four in the aggregate for all Borrowers.

     INTEREST
     COVERAGE RATIO:     The Credit Parties shall not permit the ratio of (i)
                         EBITA to (ii) Interest Expense (other than non-cash
                         Interest Expense on Indebtedness under the Citicorp
                         Purchase Agreement through the Restated Credit
                         Agreement Effective Date), as determined as of each Quarterly Determination Date occurring during the periods set out below, for the twelve-month period ending on such Quarterly Determination Date, to be less than the ratio set out opposite such period below:



                                 Period            Minimum Ratio
                         --------------------      -------------
                         September 30, 1996 -          2.5x
                           September 29, 1997

                         September 30, 1997 -          2.6x
                           September 29, 1998

                         September 30, 1998 -          2.7x
                           September 29, 1999

                         September 30, 1999 -          2.8x
                           September 29, 2000

                         September 30, 2000 -          2.9x
                           September 29, 2001


     MAXIMUM TOTAL
     INDEBTEDNESS RATIO: In addition to the maximum ratios as of the Quarterly
                         Determination Dates set forth in Section 8.3 of the Credit Agreement, the Credit Parties shall not permit the ratio of (i) the aggregate amount of all Indebtedness of the Company and the Credit Parties outstanding on each Quarterly Determination Date set out below or at any time thereafter prior to the immediately following Quarterly Determination Date set out below, to (ii) EBITDA, as determined as of each Quarterly Determination Date set out below for the twelve-month period ending on such Quarterly Determination Date, to be greater than the ratio set out opposite such date below:

                             Quarterly
                         Determination Date      Maximum Ratio
                         ------------------      -------------

                         September 30, 1999          2.2x
                         December 31, 1999           2.0x
                         March 31, 2000              2.1x
                         June 30, 2000               2.2x
                         September 30, 2000          2.1x
                         December 31, 2000           1.9x
                         March 31, 2001              2.0x
                         June 30, 2001               2.1x

     MINIMUM EBITDA:     In addition to the minimum amounts as of the Quarterly
                         Determination Dates set forth in Section 8.4 of the Credit Agreement, the Credit Parties shall not permit
                         EBITDA, as determined as of each Quarterly
                         Determination Date set out below for the twelve-month period ending on such Quarterly Determination Date, to be less than the amount set out opposite such date below:




                              Quarterly
                          Determination Date               Minimum Amount
                          ------------------               --------------

                          September 30, 1999                $39,000,000
                          December 31, 1999                 $39,500,000
                          March 31, 2000                    $40,100,000
                          June 30, 2000                     $40,700,000
                          September 30, 2000                $41,300,000
                          December 31, 2000                 $41,900,000
                          March 31, 2001                    $42,500,000
                          June 30, 2001                     $43,100,000



     CAPITAL EXPENDITURES,
     INVESTMENTS AND
     ACQUISITIONS:        The Maximum Expenditure Amount under Section 8.5(f) of
                          the Credit Agreement for each of the following Fiscal
                          Years shall be increased to the amount set out opposite such Fiscal Year below:


                                 Fiscal Year                  Maximum Amount
                                 -----------                  --------------
                                 1996                          $ 63,000,000
                                 1997                          $ 66,000,000
                                 1998                          $ 69,000,000
                                 1999                          $ 72,000,000
                                 Thereafter                    $ 75,000,000

                         Such amounts will be subject to increase based on sales of Rental Equipment and carry-over from previous years as provided in Section 8.5(f) of the Credit Agreement.

                         In addition, the Credit Parties and their respective Subsidiaries shall not make any single Acquisition (or series of related Acquisitions) in excess of $15,000,000 and shall not make Acquisitions in an aggregate amount in excess of $20,000,000 in any Fiscal Year (the "Annual Expenditure Amount");

                         provided, however,  that, to the extent that the
                         --------  -------
                         consideration for any Acquisition consists of the Company's common stock or he cash proceeds from the issuance thereof, the amount of such consideration shall not be included for purposes of determining whether the Annual Expenditure Amount has been exceeded.

OTHER AMENDMENTS
TO COVENANTS:            Section 4.8(c) (application of proceeds of asset
                         sales)  shall be deleted.

                         The $5,000,000 limit in Section 8.9(vi)(D)(II) on the aggregate amount of dispositions in Fiscal Years ending after December 31, 1996 shall be increased to $7,500,000 for each of Fiscal Years 1997 and 1998 and $10,000,000 for each Fiscal Year thereafter.

                         The $1,000,000 limit in Section 8.10(a)(i) on employee stock repurchases shall be increased to $1,500,000 in any Fiscal Year.

                         The $500,000 limit in Section 8.10(a)(ii)(B) on payments to Rental Service Corporation to pay certain expenses of Rental Service Corporation shall be increased to $2,000,000.

                         There shall be an additional $4,000,000 limit added to
                         Section 8.10(a)(iii)(C) for payments to the Parent

                          Guarantors to pay amounts required to be paid to consummate the Offering and the amendment and restatement of the Credit Agreement.

                          The limits in Section 8.10(a)(iii)(D) on payments to Acme Holdings to pay certain expenses of Acme Holdings shall be revised as follows:


                                   Fiscal Year     Maximum Amount
                                   -----------     --------------
                                       1996           $ 8,500,000
                                       1997           $ 9,250,000
                                       1998           $10,000,000
                                       1999           $11,000,000
                                       2000           $12,000,000
                                       2001           $13,000,000

                           The $1,500,000 limit in Section 8.10(a)(iii)(F) on payments to Acme Acquisition to pay certain expenses of Acme Acquisition shall be increased to $2,000,000.

                           The $6,000,000 limit in Section 8.14 on aggregate annual rents payable under Operating Leases shall be increased to: $10,000,000 for each of Fiscal Years 1996 and 1997; $15,000,000 for each of Fiscal Years 1998 and 1999; and $20,000,000 for each Fiscal Year thereafter.

CITICORP
DOCUMENTS:
                           The Indebtedness under the Citicorp Documents (including any replacement, renewal, refinancing or extension thereof) will no longer be permitted, and the Restated Credit Agreement will include such other modifications to the Credit Documents as are appropriate to reflect the payment in full of such Indebtedness.

II. CONDITIONS TO EFFECTIVENESS.
    ---------------------------

          The proposed Restated Credit Agreement shall become effective on the date (the "Restated Credit Agreement Effective Date") on or before September 30, 1996 when all conditions precedent which the Agent and the Lenders may deem appropriate or customary for financings of this type have been satisfied, including but not limited to:

          (a) the Agent shall have received each of the following documents, in each case in form and substance reasonably satisfactory to the Agent:

                   (i) counterparts of the Restated Credit Agreement executed by each Borrower, each Parent Guarantor (including the Company), the Agent and each Lender;

                  (ii) amended and restated Notes made payable to BTCC and any other Lender whose Commitment will change as of the Restated Credit Agreement Effective Date (other than Lenders, if any, whose Commitments will be reduced to zero), substantially in the form of Exhibit D to the Credit Agreement;

                 (iii) an amendment to the Security Agreement, giving effect to all Acquisitions and other openings of new stores by the Credit Parties since the Closing Date (the "New Collateral Events") and evidencing the Company's becoming a party thereto;

                  (iv) an amendment to the Trademark Security Agreement, giving effect to the New Collateral Events and evidencing the Company's becoming a party thereto;

                   (v) except to the extent approved in writing by the Agent prior to the Restated Credit Agreement Effective Date, Collateral Access Agreements with respect to each real property location leased or subleased by the Credit Parties and where assets acquired in the New Collateral Events (other than the CVM Acquisition and the CMI Acquisition) are or will be located;

                   (vi) to the extent not delivered to the Agent prior to the date hereof, Uniform Commercial Code financing statements as to the assets acquired in the New Collateral Events for all jurisdictions as may be necessary or desirable to perfect the Liens granted to the Agent, for the benefit of the Holders, in such assets;

                   (vii) to the extent not delivered to the Agent prior to the date hereof, evidence satisfactory to the Agent that all Liens in favor of Persons other than the Agent with respect to assets acquired in the New Collateral Events have been terminated (other than Liens permitted by the Credit Agreement);

                   (viii) a certificate of the Secretary or Assistant Secretary of each Credit Party certifying the resolutions of the Board of Directors of such Credit Party authorizing the execution, delivery and performance of the Restated Credit Agreement;

                   (ix) a certificate of the chief financial officer or treasurer of each Credit Party executed and delivered on behalf of such Credit Party certifying that all conditions precedent to the effectiveness of the Restated Credit Agreement (other than conditions within the control of the Agent and the Lenders) have been met and (after giving effect to the Offering and the

          Restated Credit Agreement) no Default or Event of Default has occurred or is continuing;

                   (x) an opinion of Latham & Watkins with respect to the Restated Credit Agreement and other matters which the Agent may reasonably request; and

                   (xi) such additional documentation as the Agent may reasonably request.

          (b) The Agent and each Lender shall have completed their review of the information and projections supplied to them in connection with the Offering and the Restated Credit Agreement, the results of which shall be satisfactory to each such Person.

          (c) All aspects of the Offering shall have been, or concurrently with the effectiveness of the Restated Credit Agreement will be, consummated, in each case in compliance with all applicable Requirements of Law, the Registration Statement (as amended, to the extent such amendments have been provided to the Agent and the Lenders in connection with the review described in the preceding paragraph), the Restated Credit Agreement and the Amended Credit Documents and the Company shall have received net proceeds from the Offering in an aggregate amount sufficient to redeem all outstanding AAHC Preferred Stock, repay in full all of the Company's Indebtedness and other obligations under the Citicorp Documents and repay at least $10,000,000 in principal amount of outstanding Revolving Loans. All outstanding AAHC Preferred Stock shall be redeemed, the Indebtedness under the Citicorp Documents shall be paid in full and all obligations of the Company and each Credit Party under the Citicorp Documents terminated, all Liens on any property of the Company shall be released, the certificates evidencing the capital stock of the Parent Guarantors, together with any stock powers pertaining thereto, shall be delivered by Citicorp to the Agent, for the benefit of the Lenders, and the Agent shall have received, for the benefit of the Lenders, a repayment of at least $10,000,000 in principal amount of outstanding Loans from the proceeds of the Offering.

          (d) No law, regulation, order, judgment or decree of any Governmental Authority shall, and the Agent shall not have received any notice that litigation is pending or threatened which is likely to, enjoin, prohibit or restrain the consummation of the Offering or the transactions contemplated by the Restated Credit Agreement and the Registration Statement, except for such laws, regulations, orders or decrees, or pending or threatened litigation that in the aggregate could not reasonably be expected to result in a Material Adverse Effect.

          (e) All Fees, and all Expenses as to which the Credit Parties have received an invoice, in each case which are payable on or before the Restated Credit Agreement Effective Date, shall have been paid.